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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VALMONT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0351813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

One Valmont Plaza
Omaha, Nebraska	68154-5215
(Address of principal executive offices)	(Zip code)

Valmont Employee Retirement Savings Plan

(Full title of the plan)

Terry J. McClain

Senior Vice President and Chief Financial Officer

Valmont Industries, Inc.

One Valmont Plaza

Omaha, Nebraska 68154-5215

(Name and address of agent for service)

402-963-1000

(Telephone number, including area code,

of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock (1) ($1.00 par value)	150,000	$ 48.32	$ 7,248,000	$ 776.00

(1)	In addition, pursuant to Rule 416(c), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price of Valmont’s common stock on the New York Stock Exchange on July 26, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 150,000 additional shares of Common Stock of Valmont Industries, Inc. with respect to a currently effective Registration Statement on Form S-8 (33-57117) relating to the Valmont Employee Retirement Savings Plan.

The contents of Registration Statement on Form S-8 (33-57117) as filed on December 29, 1994 are incorporated by reference into this Registration Statement.

Item 8. Exhibits

4.1	-	Certificate of Incorporation, as amended, filed as Exhibit 3(i) to Valmont’s Annual Report on Form 10-K for the year ended December 27, 2003 and incorporated herein by reference.

4.2	-	Bylaws, as amended, filed as Exhibit 3(ii) to Valmont’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003 and incorporated herein by reference.

5	-	Opinion of McGrath North Mullin & Kratz, PC LLO

23.1	-	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5).

23.2	-	Consent of Deloitte & Touche LLP.

24	-	Powers of Attorney.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on July 24, 2006.

Valmont Industries, Inc.

By /s/ Mogens C. Bay
Mogens C. Bay
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on July 24, 2006.

Signature	Title

/s/ Mogens C. Bay	Chairman, Chief Executive Officer
Mogens C. Bay	and Director (Principal Executive Officer)

/s/ Terry J. McClain	Senior Vice President and Chief
Terry J. McClain	Financial Officer (Principal Financial Officer)

/s/ Mark C. Jaksich	Vice President & Controller
Mark C. Jaksich	(Principal Accounting Officer)

Glen A. Barton*	Director
K.R. (Kaj) den Daas*	Director
John E. Jones*	Director
Stephen R. Lewis*	Director
Thomas F. Madison*	Director
Daniel P. Neary*	Director
Charles D. Peebler, Jr.*	Director
Walter Scott, Jr.*	Director
Kenneth E. Stinson*	Director

*Mogens C. Bay, by signing his name hereto, signs this registration statement on behalf of each of the directors indicated. A Power of Attorney authorizing such action has been filed herein as Exhibit 24.

/s/ Mogens C. Bay
Mogens C. Bay
Attorney-in-Fact

Index to Exhibits

Exhibit No.		Exhibit	Page

4.1	-	Certificate of Incorporation, as amended, filed as Exhibit 3(i) to Valmont’s Annual Report on Form 10-K for the year ended December 27, 2003 and incorporated herein by reference.

4.2	-	Bylaws, as amended, filed as Exhibit 3(ii) to Valmont’s Annual Report on Form 10-K for the fiscal year ended December 27, 2003 and incorporated herein by reference.

5	-	Opinion of McGrath North Mullin & Kratz, PC LLO.................

23.1	-	Consent of McGrath North Mullin & Kratz, PC LLO (included in Exhibit 5).

23.2	-	Consent of Deloitte & Touche LLP......................................

24	-	Powers of Attorney.........................................................